UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2016

MID-AMERICA APARTMENT COMMUNITIES, INC.

MID-AMERICA APARTMENTS, L.P.

(Exact name of registrant as specified in its charter)

Tennessee Tennessee	001-12762 333-190028-01	62-1543819 62-1543816
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6584 Poplar Avenue, Suite 300 Memphis, Tennessee	38138
(Address of principal executive offices)	(Zip Code)

  (901) 682-6600

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors.

On March 22, 2016, the Board of Directors of Mid-America Apartment Communities, Inc. (the "Company"), upon the recommendation of the Company's Nominating and Corporate Governance Committee, appointed Monica McGurk as a member of the Board of Directors, effective immediately and serving a term ending at the 2016 Annual Meeting of Shareholders.

Mrs. McGurk currently serves as Senior Vice President, Strategy, Decision Support and eCommerce, North America Group for The Coca-Cola Company, a position she has held since 2014, when she was promoted from her prior role as Vice President, Strategy & eCommerce, a position she held since 2012. As a nominee for election at the Company's 2016 Annual Meeting of Shareholders, additional information about Mrs. McGurk will be included in the Company's definitive proxy statement. Mrs. McGurk has not been appointed to any committees of the Board of Directors.

Mrs. McGurk is an independent director as defined under the listing standards of the New York Stock Exchange. There are no arrangements or understandings between Mrs. McGurk and any other persons pursuant to which she was selected as a director of the Company. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mrs. McGurk and the Company or Mid-America Apartments, L.P., the Company’s operating partnership.

In consideration for her service to the Company, Mrs. McGurk will receive compensation consistent with that received by the Company's other non-employee directors as disclosed in the Company's definitive proxy statement, filed with the Securities and Exchange Commission on April 16, 2015, in connection with the Company's 2015 Annual Meeting of Shareholders.

The Company has also entered into its standard form of indemnification agreement with Mrs. McGurk (the "Indemnification Agreement"), effective as of March 22, 2016. The Indemnification Agreement provides, among other things, that the Company will indemnify Mrs. McGurk, under the circumstances and to the extent provided for therein, for certain expenses incurred by her in any action or proceeding arising out of her service as a director of the Company, any subsidiary of the Company or any other company or enterprise to which she provides services at the Company’s request.

Prior to Mrs. McGurk's appointment, the number of directors on the Company's Board of Directors was increased to 12 by resolutions adopted and approved by the Company's Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-AMERICA APARTMENT COMMUNITIES, INC.

Date: March 22, 2016	By:	/s/Albert M. Campbell, III
Albert M. Campbell, III
Executive Vice President and Chief Financial Officer,
(Principal Financial and Accounting Officer)

MID-AMERICA APARTMENTS, L.P.

By: Mid-America Apartment Communities, Inc., its general partner

Date: March 22, 2016	By:	/s/Albert M. Campbell, III
Albert M. Campbell, III
Executive Vice President and Chief Financial Officer,
(Principal Financial and Accounting Officer)